EXHIBIT 5.1

                                  June 18, 1999

Board of Directors
Sonic Automotive, Inc.
5401 East Independence Blvd.
Charlotte, North Carolina 28212

Dear Sirs:

         We are acting as counsel to Sonic Automotive, Inc., a Delaware corporation (the "COMPANY"), in connection with the preparation, execution, filing and processing with the Securities and Exchange Commission (the "COMMISSION"), pursuant to the Securities Act of 1933, as amended (the "ACT"), of a Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") relating to the issuance and sale of up to 2,250,000 shares (the "SHARES") of common stock, par value $.01 per share (the "COMMON STOCK"), reserved for issuance under the Company's 1997 Stock Option Plan Amended and Restated as of June 8, 1999 (the "PLAN"), in addition to the 2,250,000 shares of Common Stock originally reserved under the Plan and previously registered on the Company's Registration Statement on Form S-8 (Registration No. 333-65447). This opinion is furnished to you for filing with the Commission pursuant to Item 601(b)(5) of Regulation S-K promulgated under the Act.

         In our representation of the Company, we have examined the Registration Statement, the Plan, and the Company's Amended and Restated Certificate of Incorporation and Bylaws, each as amended to date, all pertinent actions of the Company's Board of Directors recorded in the Company's minute book, the form of certificate evidencing the Shares and such other documents as we have considered necessary for purposes of rendering the opinions expressed below.

         Based upon the foregoing, we are of the following opinion:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         2. The Shares proposed to be offered and sold by the Company under the Plan have been duly authorized for issuance and, subject to the Registration Statement becoming effective under the Act and to compliance with any applicable state securities laws and to the issuance of such Shares in accordance with the provisions of the Plan, the Shares will be, when so issued, legally issued, fully paid and non-assessable shares of Common Stock of the Company.

         The opinions expressed herein are limited to the General Corporation Law of the State of

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Delaware and the Act.
         We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                            Very truly yours,

                                            /s/ PARKER POE ADAMS & BERNSTEIN LLP
                                            ------------------------------------
                                            Parker Poe Adams & Bernstein LLP